UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2012

P.F. Chang's China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 16, 2012, P.F. Chang's China Bistro, Inc. (the “Company”) issued a press release describing selected financial results of the Company for the quarter and fiscal year ended January 1, 2012. Also, on February 16, 2012 the Company held its Fourth Quarter Earnings Conference Call. The press release and transcript of the Fourth Quarter Earnings Conference Call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and, in addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, are being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure

On February 16, 2012, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item announcing that the Company's Board of Directors authorized a quarterly dividend of $0.275 per share payable to shareholders of record at the close of business on February 27, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	February 16, 2012 Press Release by P.F. Chang's China Bistro, Inc.
99.2	Transcript of Fourth Quarter Earnings Conference Call held February 16, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang's China Bistro, Inc.

Date: February 17, 2012
/s/ Mark D. Mumford
Mark D. Mumford Chief Financial Officer